EMPLOYMENT CONTRACT©
Executive Vice President, Capital Markets

        This agreement is made between The Mortgage Store Financial, Inc., a California corporation, having its principal place of business at 727 W. 7th Street, Suite 850 LA CA 90017 hereinafter referred to as Employer, and Scott Reading, whose address is 30510 Country Club Dr. Redlands, California, 92373, hereinafter referred to as Employee:

     1.      TERMS OF EMPLOYMENT. Employer hereby employs Employee and Employee hereby accepts employment with Employer. This agreement may be terminated as set forth in Paragraph 8.

     2.      DUTIES OF EMPLOYEE.

          2.1.      Position and Duties. Employer employs Employee and Employee accepts such employment as Executive Vice President to perform services and duties as assigned to Employee from time to time by the Employer. Employee shall carry out duties assigned to Employee in a trustworthy, professional, loyal manner. Employee shall devote all Employees’ productive time, ability, attention, and energy as such Executive Vice President, subject to the direction and control of Employer, and shall to the best of Employee’s ability make every effort to perform for the Employer. Employee shall not directly or indirectly render any services of a business, commercial or professional nature to any other person or organization, whether for compensation or otherwise, without prior written consent of Employer, which may be given or withheld at the sole discretion of Employer.

          2.2.       Adherence to Rules. During the term of this agreement, Employee shall at all times strictly adhere to and obey all Employer’s rules and regulations currently in effect or as subsequently modified governing the conduct of the employees of Employer.

          2.3.       Satisfactory Performance of Duties. Employment of Employee shall continue only as long as the services rendered by Employee are satisfactory to Employer, regardless of any other provisions contained in this agreement. Employer shall be the sole judge as to whether the services of Employee are satisfactory.

          2.4.       Necessity of Employer’s Written Consent. It is expressly agreed Employee shall have no right or authority at any time to make any contracts or binding promises of any nature on behalf of Employer, whether oral or written, without the prior, express written consent of Employer.

     3.      COMPENSATION OF EMPLOYEE. As compensation for services rendered by Employee under this agreement, Employee may earn a salary and bonus subject to item 3.1., 3.2., 3.3., 3.4

          3.1.       Compensation. Employee shall be paid $20,834.00 (Twenty Thousand Eight Hundred Thirty Four Dollars) per calendar month.

          3.2.       Performance Bonus. Employee would be entitled to a total annual bonus of $250,000.00 (Two Hundred Fifty Thousand Dollars) based on the Employee’s overall performance/productivity as determined by the Board of Directors of Employer. Should any question arise from this bonus plan, it will be determined at the sole discretion of Employer without the written or verbal approval of Employee.

          3.3.       Employee Stock Options: Employee will be entitled to receive 300,000 (Three Hundred Thousand) stock options for TMSF Holdings at the price of $3.50 (Three Dollars & Fifty Cents) per share according to the standard Employment Stock Option plan as set forth by the Board of Directors. Any questions arising from this matter shall be determined at the sole discretion of Employer without the advance written or verbal approval of Employee.

          3.4. Miscellaneous.

                3.4.1    Any draws against salary will be repaid to Employer at the complete discretion of Employer.

                  Employee’s signature to this agreement is Employee’s written consent to such deduction.

                3.4.2    Employee agrees that Employer may make deductions for days missed per the standard policies for sick days and holidays for the company. The deductions from the salary of employee are for any additional missed work days beyond the company allowed paid sick days and holidays.

      4.      BUSINESS EXPENSES. With regard to all business expenses incurred by Employee in promoting the business of Employer, including expenditures for entertainment, gifts and travel, approved in advance by Employer, Employee shall furnish to Employer adequate records and other documentary evidence required by federal and state statutes and regulations issued by the appropriate taxing authorities for the substantiation of each business expense as a deduction on federal and state income tax returns of Employer, whereupon Employer shall promptly reimburse Employee for such expenses.

     5.       PROPERTY RIGHTS OF EMPLOYER.

          5.1      SOLICITING CLIENTS AND EMPLOYEES. EMPLOYEE SHALL NOT, DURING EMPLOYEE’S EMPLOYMENT AND FOR A PERIOD OF ONE (1) YEAR IMMEDIATELY FOLLOWING THE TERMINATION OF EMPLOYEE’S EMPLOYMENT WITH EMPLOYER, EITHER DIRECTLY OR INDIRECTLY:

               5.1.1     MAKE KNOWN TO ANY PERSON, FIRM OR CORPORATION THE NAME OR ADDRESS OF ANY OF THE CLIENTS, LENDERS, CUSTOMERS, INDEPENDENT CONTRACTORS OR EMPLOYEES OF EMPLOYER OR ANY INFORMATION PERTAINING TO THEM; OR

                5.1.2    CALL ON, SOLICIT, TAKE OR HIRE AWAY, OR ATTEMPT TO CALL ON, SOLICIT, TAKE OR HIRE AWAY, THE CUSTOMERS OR EMPLOYEES OF EMPLOYER, EITHER FOR EMPLOYEE OR FOR ANY OTHER PERSON, FIRM OR BUSINESS IN THE STATE OF CALIFORNIA.

          5.2      TRADE SECRETS. EMPLOYEE SHALL NOT DURING THE TERM OF THIS CONTRACT, AND FOR A PERIOD OF ONE (1) YEAR IMMEDIATELY FOLLOWING TERMINATION EITHER, DIRECTLY OR INDIRECTLY:

                5.2.1    USE TO EMPLOYEE’S OWN ADVANTAGE, OR THE ADVANTAGE OF ANY OTHER PERSON OR ENTITY, ANY INFORMATION GAINED FOR OR FROM THE FILES OR BUSINESS OF EMPLOYER WHICH ARE CONSIDERED TO BE TRADE SECRETS. EMPLOYEE AGREES ALL MATERIALS OF EMPLOYER, INCLUDING BUT NOT LIMITED TO SOFTWARE PROGRAMS, SALES PLANS, LEAD LISTS, PROGRAMS, MATERIAL MANUALS, ROSTERS, FORMS, CONTRACTS, AGREEMENTS, BROCHURES, AND OTHER TRAINING AND SALES MATERIAL PROVIDED BY EMPLOYER INCLUDING POTENTIAL OR ACTUAL EMPLOYER LISTS AND LENDER LISTS ARE THE EXCLUSIVE PROPERTY OF EMPLOYER. EMPLOYEE ADDITIONALLY ACKNOWLEDGES SERVICE MARKS, TRADE MARKS, TRADE NAMES, DESIGNS, SLOGANS, LOGOS, ADVERTISING COPY USED OR TO BE USED ARE THE EXCLUSIVE PROPERTY OF EMPLOYER AND SHALL NOT BE COMMUNICATED TO ANYONE OR BE USED IN VIOLATION OF THIS AGREEMENT.

               EMPLOYEE AGREES AND CONSENTS IF EMPLOYEE VIOLATES ANY OF THE PROVISIONS OF THIS AGREEMENT AND IN PARTICULAR THE PROVISIONS OF THIS PARAGRAPH 5.1 THROUGH 5.2.1, EMPLOYER, IN ADDITION TO ANY OTHER RIGHTS AND REMEDIES AVAILABLE TO EMPLOYER UNDER THIS AGREEMENT OR AT LAW, SHALL BE ENTITLED TO OBTAIN TEMPORARY AND PERMANENT INJUNCTIVE RELIEF ISSUED BY A COURT OF COMPETENT JURISDICTION RESTRAINING EMPLOYEE FROM COMMITTING OR CONTINUING ANY VIOLATION HEREOF (INCLUDING TEMPORARY RESTRAINING ORDER AND PRELIMINARY AND PERMANENT INJUNCTIONS) WITHOUT THE NECESSITY OF POSTING ANY BOND OR OTHER UNDERTAKING IN CONNECTION THEREWITH, AND EMPLOYEE HEREBY CONSENTS TO THE JURISDICTION OF ANY COURT OF COMPETENT JURISDICTION FOR SUCH PURPOSE. IN ADDITION, EMPLOYEE SHALL INDEMNIFY AND HOLD HARMLESS EMPLOYER FROM AND AGAINST ANY AND ALL DAMAGES, COSTS AND EXPENSES (INCLUDING REASONABLE ATTORNEYS’ FEES) INCURRED BY EMPLOYER AS A RESULT OF ANY VIOLATION BY EMPLOYEE OF THE PROVISIONS OF THIS PARAGRAPH 5.1 THROUGH 5.2.1.

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Initials

          5.3      Ownership of Customer Records. All records, lead lists and telephone logs of the accounts of customers, and any and all other records and books relating in any manner whatsoever to the customers of Employer, whether prepared by Employee or otherwise coming into Employee’s possession, shall be the exclusive property of Employer, regardless of who actually purchased the original books or records. All such books and records (and all copies thereof) shall be immediately returned to Employer by Employee upon any termination of employment.

          5.4.       Access. Employee agrees Employer shall have full and complete access to and the right to search at any time and without notice all items which are furnished by Employer for use on the premises, including but not limited to desks, records, files, etc.

__________
Initials

      6.      OBLIGATIONS OF EMPLOYER.

           6.1       Void. Not Applicable.

           6.2       Void. Not Applicable.

          6.3      Deductions.Employer shall deduct and withhold from all compensation payable to Employee all amounts required to be deducted or withheld pursuant to any present or future law, ordinance, regulation, order, writ, judgment or decree requiring such deduction and withholding.

          6.4      Other Obligations. Employer shall provide workers’ compensation insurance coverage as required by law, and any medical or health insurance coverage provided to Employer shall be made available to Employee. Employer shall pay a percentage of the cost for Health Insurance based on standard Employer policies which are subject to change without written or verbal notice to Employee. Health Insurance is only available to Employees with a full-time status. Employee shall be entitled to receive health insurance per the standard policies after 90 days of employment. Should any question arise of this matter, it will be decided at the sole discretion of employer on this status with no prior consent from employee.

     7.      OBLIGATIONS OF EMPLOYEE.

           7.1       Void. Not Applicable.

     8.      TERMINATION OF EMPLOYMENT. This agreement shall terminate immediately on the occurrence of any one of the following:

           8.1       The written agreement between Employer and Employee;

           8.2       The occurrence of circumstances making the continued operation of Employer's business impossible or impractical;

          8.3      The death of Employee;

           8.4       Material breach by Employee of the terms of this agreement or Employee's failure to perform the services and duties assigned to him by Employer to the satisfaction of Employer;

           8.5      Employee’s conviction of a felony, fraud, embezzlement or any act involving moral turpitude or for any willful violation by Employee of laws and regulations applicable to Employer’s business or Employee’s gross negligence in the performance of Employee’s duties hereunder that may adversely affect the business or reputation of Employer;

           8.6       Without cause by Employee at any time with written notice to Employer;

           8.7       Without cause by Employer at any time;

           8.8      The occurrence of any event in violation of Title 10, Article 11 of the California Code of Regulations § 2785 (Ethics and Professional Conduct Code).

     9.      GENERAL PROVISIONS.

          9.1      Employee Evaluation. Employee agrees Employer may periodically conduct undisclosed tape recordings (audio and/or video) of Employee or be present with Employee during the performance of Employee’s duties hereunder for the purposes of evaluating Employee’s compliance with Employer’s policies and applicable laws and regulations. Employee hereby consents to such monitoring and agrees such monitoring may be undertaken at any time and from time to time without Employee’s prior knowledge and without notice to Employee.

          9.2      Arbitration. Any controversy or claim arising out of or relating to this agreement or the breach thereof shall be settled by arbitration in accordance with the rules of the American Arbitration Association, said rules being incorporated herein by reference; and judgment on the award rendered may be entered in any court jurisdiction thereof.

           9.3      Attorneys’ Fees and Costs. If any action at law or in equity (including arbitration) is necessary to enforce or interpret the terms of this agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements, in addition to any other relief to which he may be entitled as determined by the court or arbitrator.

          9.4      Notices. Any notices to be given hereunder by either party to the other may be effected either by personal delivery in writing or by mail, registered or certified, postage prepaid, with return receipt requested. Mailed notices shall be addressed to the parties at the addresses appearing in the introductory paragraph of this agreement, but each party may change such address by written notice delivered personally in accordance with this paragraph. Notices delivered personally shall be deemed communicated as of actual receipt; mailed notices shall be deemed communicated as of the date of first attempted delivery as shown on the return receipt.

          9.5      Entire Agreement. This agreement supersedes any and all other agreements, either oral or written , between the parties hereto with respect to the employment of Employee by Employer and contains all covenants and agreements between the parties with respect to such employment in any manner whatsoever. Each party to this agreement acknowledges no representations, inducements, promises or agreements, oral or otherwise, have been made by any party, or anyone acting on behalf of any party, that are not embodied herein and no other agreement, statement or promise not contained in this agreement shall be valid or binding. Any modification of this agreement will be effective only if in writing and signed by Employer and Employee.

          9.6      Partial Invalidity. Any provisions of this agreement which shall prove to be invalid, void or illegal in no way affects, impairs or invalidates any other provisions thereof, and such other provisions shall remain in full force and effect.

          9.7.       Governing Law. This agreement shall be governed and construed in accordance with the laws of the State of California and venue shall be in the County of Los Angeles, State of California.

          9.8      Payment of Moneys Due Deceased Employee. If Employee dies during the term of employment, any moneys that may be due Employee from Employer under this agreement as of the date of Employee’s death shall be paid to Employee’s executor, administrator, heirs, personal representatives, successors and assigns.

          9.9      Employee Manual. Employee shall at all times comply with the obligations of Employee as set forth in any Employer’s “Employee Manual,” that may be in effect as amended from time to time. In the event of any inconsistency between the provisions of this agreement and the “Employee Manual,” the provisions of this agreement shall control.

          9.10      Independent Representation. Employee acknowledges Employee has been advised by Employer to retain independent counsel in connection with the negotiation, preparation and execution of this agreement. Employee acknowledges and warrants Employee has been represented by counsel of his own choosing in connection herewith or has voluntarily and independently decided not to retain such counsel. Employee further acknowledges and represents Employee has read this agreement in full and understands and voluntarily consents to each and every provision contained herein.

Executed at Los Angeles, California.

EMPLOYEE:

/s/ Scott Reading
Scott Reading
September 7, 2005

THE MORTGAGE STORE FINANCIAL, INC.

By: /s/ Raymond Eshaghian
Raymond Eshaghian, President
September 7, 2005

AT-WILL EMPLOYMENT AGREEMENT©

I understand and acknowledge there is no agreement between myself and The Mortgage Store Financial, Inc. for any definite period of employment and The Mortgage Store Financial, Inc. has the right to terminate my employment at any time, with or without cause. I understand and acknowledge this constitutes the entire agreement between myself and The Mortgage Store Financial, Inc. regarding the terms of employment; and this agreement may not be altered, amended, modified or otherwise changes except in writing which has been approved and signed by a duly authorized representative of The Mortgage Store Financial, Inc.

DATED: September 7, 2005

Signature of Employee:

/s/ Scott Reading
Scott Reading